September 30, 2008

Securities and Exchange Commission 450 Fifth Street, NW Washington, DC 20549

RE	Principal Funds, Inc.
Post Effective Amendment No. 61 to Registration Statement on Form N-1A
File No. 33-59474

I am Assistant Counsel for the above-referenced Registrant, and have reviewed the attached post-effective amendment which is being filed pursuant to Rule 485(b) under the Securities Act of 1933. I hereby represent that the amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

Sincerely

/s/ Adam U. Shaikh

Adam U. Shaikh
Assistant Counsel
AUS/ka
Attachments